EXHIBIT 10.7

AMENDMENT NO. 1 TO THE

SHARE EXCHANGE AGREEMENT

AMENDMENT NO. 1 TO THE SHARE EXCHANGE AGREEMENT, dated as of September 21, 2020 (the “Agreement”), by and among GLOBAL BOATWORKS HOLDINGS, INC., a Florida corporation (“Purchaser”), R3 SCORE TECHNOLOGIES, INC., a Delaware corporation, (the “Company”), and each of the shareholders of the Company set forth on the signature page hereof (collectively, the “Sellers”) amending the terms of the Share Exchange Agreement dated September 3, 2020 (the “Original Agreement”).  Each of the Company, Purchaser and each Seller is referred to herein as a “Party” and collectively, as the “Parties”.  All terms not defined herein shall have the meaning ascribed to them in the Original Agreement.

WITNESSETH

WHEREAS, the Parties desire to amend the Original Agreement as set forth herein;

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree that the Original Agreement shall be amended as follows:

1.

Section 2.4 shall be amended and restated as follows:

2.4

Closing.  The Parties hereto shall use their best efforts to close the transactions contemplated by this Agreement (the “Closing”), by September 18, 2020 pursuant to which the Purchaser will acquire 95% of the Company; provided, however, there may be more than one closing with additional closings occurring no later than October 31, 2020.  Additional Closings will occur pursuant to which the Purchaser will acquire up to 100% of the Company.  Following the initial Closing, additional Sellers may become party to this Agreement.  In connection with an additional Seller becoming a party to this Agreement, such additional Seller shall execute a copy of this Agreement.

2.

Section 2.6 shall be amended and restated as follows:

2.6

Cash Proceeds.  Concurrent with the initial Closing, the Purchaser shall close on a convertible note financing in the amount of $135,000, which will be wired to the escrow account of Fleming PLLC. Robert Rowe, as representative of Purchaser, will direct Fleming PLLC to disburse such amount to existing trade payables and consultants of Purchaser.

3.

Section 5.17 shall be amended and restated as follows:

5.17

Litigation.

Except for (Complaint and Demand for Jury Trial filed by Gordon McNichols against the Purchaser in the Circuit Court of the Seventeenth Judicial Circuit in and for Broward County, Florida (Case No.: CACE-20-015122), there is no suit, action, proceeding, investigation, claim or order pending or, to the knowledge of Purchaser, overtly threatened against Purchaser (or to the knowledge of Purchaser, pending or threatened, against any of the officers, directors or key employees of Purchaser with respect to their business activities on behalf of Purchaser), or to which Purchaser is otherwise a party, before any court, or before any governmental department, commission, board, agency, or instrumentality which, if adversely determined, would have a Purchaser Material Adverse Effect; nor to the knowledge of Purchaser is there any reasonable basis for any such action, proceeding, or investigation.  Purchaser is not subject to any judgment, order or decree of any court or governmental agency except to the extent the same are not reasonably likely to have a Purchaser Material Adverse Effect and Purchaser is not engaged in any legal action to recover monies due it or for damages sustained by it.

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IN WITNESS WHEREOF the Parties have executed this Agreement effective as of the day and year first above written.

PURCHASER:

GLOBAL BOATWORKS HOLDINGS, INC.

By:  /s/ Robert Rowe

Name: Robert Rowe

Title: Chief Executive Officer

COMPANY:

R3 SCORE TECHNOLOGIES, INC.

By:  /s/ Teresa Y. Hodge

Name: Teresa Y. Hodge

Title: CEO

 By: /s/ Robert Rowe

Name: Robert Rowe, Individually

Solely with respect to his obligations

pursuant to Article 12 hereof

SELLER SIGNATURE PAGE FOLLOWS:

/s/ Teresa Y. Hodge

/s/ Laurin Leonard

Teresa Y. Hodge

Laurin Leonard

/s/ Aliya Rahman

/s/ Pamela Keye

Aliya Rahman

Pamela Keye

Mission Launch, Inc.

/s/ Shelby Carl

By: /s/ Laurin Leonard

Shelby Carl

Name:

Title:

Gilmore & Kandhar

The Innovashion Group

By:_/s/ Dorcas R. Gilmore

By: /s/Jilian Baker

Name:

Name:

Title:

Title: